CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            COVOL TECHNOLOGIES, INC.


         Covol Technologies, Inc. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         1. On June 5, 2000 the Board of Directors of the Company approved (i) an amendment to the Company's Certificate of Incorporation to change the Company's name to "Headwaters Incorporated", and (ii) to submit such amendment to the stockholders for their approval.

         2. On September 6, 2000 the Company held a special meeting of its stockholders where stockholders approved the proposal to amend the Company's Certificate of Incorporation to change the Company's name (the "Stockholder Approval").

         3. Effective as of the date hereof, and after giving effect to the Board of Director's approval and the Stockholders' Approval, Article I of the Certificate of Incorporation shall be amended to provide as follows:

                                    ARTICLE I

         The name of the corporation is HEADWATERS INCORPORATED (hereinafter called the "Corporation").

         4. The remainder of the Certificate of Incorporation is unaffected by this Amendment.

         5. The foregoing amendment to the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the said Covol Technologies, Inc. has caused this Certificate to be executed by its duly authorized Chief Executive Officer this 6th day of September, 2000.

                                              COVOL TECHNOLOGIES, INC.


                                              By: /s/ Kirk A. Benson
                                                  -----------------------------
                                                  Name: Kirk A. Benson
                                                  Title: Chief Executive Officer